UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2013, the Company closed a private placement (the “Offering”) consisting of $1,460,000 aggregate principal amount of the Company’s 15.0% Term Notes due one year from the date of issuance (the “Notes”) together with Warrants (the “Warrants”) to purchase up to 129,777 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Each Warrant entitles the holder to purchase one share of Common Stock at a price of $2.25 per share. These Warrants have an expiration date five years from the date of issuance.

The Notes will be senior unsecured obligations of the Company and each Note will rank equally in right of payment to all of the Company’s existing and future senior debt and senior in right of payment to all of its existing and future subordinated debt. The Company will pay accrued but unpaid interest on the Notes monthly on the first of each month of the term of the Notes. In addition, the Company may prepay the Notes in whole or in part at any time.

Northland Securities, Inc. acted as the placement agent for the offering.

The Company completed the transaction in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the 1933 Act.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Exhibit Title

4.01	Form of Warrant between the Company and purchasers of securities, dated November 14, 2013

10.1	Form of Note between the Company and Purchasers of Securities dated November 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: November 19, 2013	By:	/s/ Morgan F. Johnston
	Name:	Morgan F. Johnston
	Title:	Sr. VP, General Counsel and Secretary

Exhibit Number	Exhibit Title

4.01	Form of Warrant between the Company and purchasers of securities, dated November 14, 2013

10.1	Form of Note between the Company and Purchasers of Securities dated November 14, 2013